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EXHIBIT T3G (D-1)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x        Chapter 11 Case Nos.
In re                                       :        LEAD CASE 03-41710 (RDD)
                                            :        03-41709 (RDD) through
LORAL SPACE                                 :        03-41728 (RDD)
& COMMUNICATIONS LTD., et al.,              :
                                            :        (Jointly Administered)
Debtors.                                    :
                                            :
--------------------------------------------x

              INSTRUCTIONS TO REVISED SUBSCRIPTION FORM FOR RIGHTS
          OFFERING IN CONNECTION WITH THE DEBTORS' FOURTH AMENDED JOINT
         PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                    THE SUBSCRIPTION EXPIRATION DATE HAS BEEN
                 EXTENDED TO 4:00 P.M. (PREVAILING EASTERN TIME)
                                ON JULY 29, 2005.

To Holders of Orion General Unsecured Claims (Orion Class 4):(1)

      You have received the attached Revised Subscription Form because you are the holder of an Orion General Unsecured Claim.

      On June 3, 2005, Loral Space & Communications Ltd., Loral Orion, Inc. and their affiliated debtors, as debtors and debtors in possession (collectively, the "Debtors"), filed the Debtors' Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as it may be further amended, the "Plan of Reorganization") and the Disclosure Statement for the Debtors' Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Disclosure Statement"). Pursuant to the Plan of Reorganization, each holder of a Claim in Orion Class 4 (Orion General Unsecured Claims) has the right to subscribe for New Skynet Notes based on such holder's Rights Participation Claim Amount (as defined below in Item 1). See Section 9 of the Plan of Reorganization and
Section V.D. of the Disclosure Statement for a complete

--------------
(1) Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Reorganization (as defined herein).

FORM CODE EF-J
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description of the Rights Offering. The principal terms of the New Skynet Notes are described in a term sheet attached as Exhibit "B" to the Plan of Reorganization (the "Initial Term Sheet"). Please note that certain revisions have been made to the Initial Term Sheet, as further described below.

      On June 8, 2005, the Debtors filed an initial Form T-3 with the Securities and Exchange Commission, attached to which was a form of indenture for the New Skynet Notes (the "Initial Indenture"). Commencing on or about June 10, 2005, the Debtors mailed Subscription Forms (the "Prior Subscription Forms") to holders of Orion General Unsecured Claims, which included appropriate instructions for the proper completion, due execution and timely delivery of the Prior Subscription Forms, as well as instructions for the payment of the applicable Subscription Purchase Price. On June 29, 2005 (as supplemented on June 30, 2005), an updated draft form of the Initial Indenture (the "Updated Indenture") and a marked copy of the Updated Indenture showing changes from the form Initial Indenture, were each filed by the Debtors with the Bankruptcy Court as part of the Plan Supplement, and the Updated Indenture was included in Amendment No. 1 to the Form T-3.

      PLEASE TAKE NOTICE THAT THE UPDATED INDENTURE CONTAINS CERTAIN TERMS WHICH ARE SIGNIFICANTLY DIFFERENT FROM CERTAIN TERMS SET FORTH IN THE INITIAL INDENTURE AND THE INITIAL TERM SHEET. ACCORDINGLY, THE DEBTORS, WITH THE CONSENT OF THE CREDITORS' COMMITTEE, EXTENDED THE SUBSCRIPTION EXPIRATION DATE TO JULY 29, 2005, AT 4 P.M. (PREVAILING EASTERN TIME) TO ALLOW ORION CLASS 4 CREDITORS ADDITIONAL TIME TO DECIDE WHETHER TO PARTICIPATE IN THE RIGHTS OFFERING.

      PLEASE TAKE FURTHER NOTICE that, enclosed herewith is a revised term sheet (the "Revised Term Sheet") marked to show the various differences between the terms contained in the Initial Term Sheet and the terms of the Updated Indenture filed as part of the Plan Supplement and as an exhibit to Amendment No. 1 to the Form T-3. In addition, a copy of the Updated Indenture is posted at
<<www.bsillc.com>> and is also available at <<www.sec.gov>>. The Debtors urge you to read the Revised Term Sheet and the Updated Indenture in their entirety.

      IF YOU ELECT TO PARTICIPATE IN THE RIGHTS OFFERING, YOU MUST RETURN THIS REVISED SUBSCRIPTION FORM IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN, EVEN IF YOU ALREADY HAVE RETURNED A COMPLETED PRIOR SUBSCRIPTION FORM IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN, BECAUSE ALL SUCH PRIOR SUBSCRIPTION FORMS ARE DEEMED TO BE INVALID AND OF NO FORCE AND EFFECT AND ANY SUBSCRIPTION PURCHASE PRICES PAID IN CONNECTION THEREWITH SHALL BE RETURNED (WITHOUT INTEREST).

      In order to elect to participate in the Rights Offering, please follow the instructions provided below to complete and return the attached Revised Subscription Form and remit your payment to the Disbursing Agent - Bankruptcy Services, LLC, on or before the Subscription Expiration Date set forth above.

      QUESTIONS. If you have any questions about this Revised Subscription Form or the subscription procedures described herein, please contact the Voting Agent
- Financial Balloting Group LLC at (800) 605-8359.

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IF YOUR REVISED SUBSCRIPTION FORM AND YOUR PAYMENT ARE NOT RECEIVED BY THE
DISBURSING AGENT BY THE SUBSCRIPTION EXPIRATION DATE, YOUR SUBSCRIPTION RIGHT WILL TERMINATE AND BE CANCELLED.

To subscribe for New Skynet Notes pursuant to the Rights Offering:

1. INSERT in Item 1 below your Rights Participation Claim Amount which appears on the back page of this Form, and calculate the Maximum Number of New Skynet Notes in accordance with Item 2a below.

2. COMPLETE Item 2b, indicating the whole number of New Skynet Notes (not greater than your Maximum Number of New Skynet Notes) for which you wish to subscribe and the total Subscription Purchase Price.

3.    PROVIDE for payment in accordance with Item 3.

4.    READ AND COMPLETE the certification in Item 4.

5. RETURN THE REVISED SUBSCRIPTION FORM AND PAYMENT (IF NOT BY WIRE TRANSFER) in the pre-addressed envelope so that it is received by the Disbursing Agent on or before the Subscription Expiration Date. DO NOT FAX REVISED SUBSCRIPTION FORMS. If payment is to be made by wire transfer, call the Voting Agent, Financial Balloting Group, at (800) 605-8359, to confirm receipt of payment.

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                          REVISED SUBSCRIPTION FORM FOR
                       RIGHTS OFFERING IN CONNECTION WITH
                    THE DEBTORS' FOURTH AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                          SUBSCRIPTION EXPIRATION DATE

              THE SUBSCRIPTION EXPIRATION DATE HAS BEEN EXTENDED TO 4:00 P.M. (PREVAILING EASTERN TIME) ON JULY 29, 2005,
                     UNLESS FURTHER EXTENDED BY THE DEBTORS.

                  PLEASE CONSULT THE PLAN OF REORGANIZATION AND
           ACCOMPANYING DISCLOSURE STATEMENT AND THE ENCLOSED REVISED TERM SHEET FOR ADDITIONAL INFORMATION WITH RESPECT TO THIS
                           REVISED SUBSCRIPTION FORM.

ITEM 1. RIGHTS PARTICIPATION CLAIM AMOUNT. Pursuant to the Plan of Reorganization, each holder of an Orion General Unsecured Claim in Orion Class 4 is entitled to participate in the Rights Offering to the extent of its "Rights Participation Claim Amount." For purposes of this Revised Subscription Form, your Rights Participation Claim Amount is:

      (i) if you did not file a proof of claim against the Debtors on or before January 26, 2004 (or such later date by leave of the Debtors or the Bankruptcy Court) with respect to such Claim and such Claim has been listed in the Debtors' Schedules as liquidated in amount and not disputed or contingent, the amount set forth in the Schedules;

      (ii) if you did file a proof of claim against the Debtors on or before January 26, 2004 (or such later date by leave of the Debtors or the Bankruptcy Court) with respect to such Claim in a fixed and liquidated amount and the Claim is not listed on the Disputed Rights Offering List, which list is annexed as Schedule 9.1 to the Plan of Reorganization, the amount set forth in the proof of claim;

      (iii) if such Claim is on the Disputed Rights Offering List, the amount, if any, of such Claim set forth on such list in the column entitled "Amount", unless you have obtained an order of the Bankruptcy Court at least five (5) days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering; and

      (iv) other than in the circumstances described in (i), (ii) and (iii) above, the amount is zero.

                               $__________________

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ITEM 2.

      2a. CALCULATION OF MAXIMUM NUMBER OF NEW SKYNET NOTES. To calculate the Maximum Number of New Skynet Notes for which you may subscribe, complete the following:

____________________________  x   120,000  =_________________
(Rights Participation Amount                (Maximum Number of Notes)
divided by $738,713,747.32)                 Rounded down to Nearest Whole Number

      2b. SUBSCRIPTION AMOUNT. By filling in the following blanks, you are agreeing to purchase the number of New Skynet Notes specified below (specify a whole number of New Skynet Notes not greater than the figure in Item 2a), at a price of $1,000.00 per note, on the terms of and subject to the conditions set forth in the Plan of Reorganization.

______________________  x $1,000.00 per note =____________________
(Indicate Number of                        (Total Subscription Purchase Price)
New Skynet Notes
You Elect to Purchase)

ITEM 3. PAYMENT FOR SUBSCRIPTION. In order to exercise the Subscription Right, each holder of an Orion General Unsecured Claim must: (i) return this duly completed Revised Subscription Form to the Disbursing Agent so that such form is actually received by the Disbursing Agent on or before 4:00 p.m. (prevailing Eastern Time) on the Subscription Expiration Date; and (ii) pay or arrange for payment to the Disbursing Agent (on behalf of Orion) on or before the Subscription Expiration Date of the purchase price calculated above in Item 2b. in accordance with the wire instructions set forth below or by bank or cashier's check delivered to the Disbursing Agent.

WIRE INSTRUCTIONS:

Account Name and Number - Bankruptcy Services, LLC, as Disbursing Agent for Loral Account # 012-80951-9

ABA# - 021001088

Bank Name and Address -
HSBC 555 Madison Avenue
New York, NY 10022
Attn: Manveen Bedi
Telephone - (212) 980-4444

Include the Fed. Ref. number on your Revised Subscription Form.

CHECK INSTRUCTIONS:

Make Bank Check or Cashier's Check payable to: Bankruptcy Services, LLC, as Disbursing Agent for Loral.

Send your check and Revised Subscription Form in the envelope provided OR by mail, courier or hand delivery to the Disbursing Agent at the following address:
Bankruptcy Services, LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017, Attn:
Loral Subscription.

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If, on or prior to the Subscription Expiration Date, the Disbursing Agent for
any reason has not received both your duly completed Revised Subscription Form and your payment in immediately available funds in an amount equal to your total Subscription Purchase Price (as set forth in Item 2b. above), you will be deemed to have relinquished and waived your right to participate in the Rights Offering. The payments made in accordance with the Rights Offering will be deposited and held by the Disbursing Agent in a trust account, or similarly segregated account or accounts which will be separate and apart from the Disbursing Agent's general operating funds and any other funds subject to any Lien or any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than twenty
(20) days after the Effective Date. The Disbursing Agent will not use such funds for any other purpose prior to such date and will not encumber or permit such funds to be encumbered with any Lien or similar encumbrance.

Your Maximum Number of New Skynet Notes will be recalculated as of the Subscription Expiration Date to account for any subsequent allowances of Orion General Unsecured Claims for participation in the Rights Offering. Any amounts (over $50.00) paid by you in excess of the amount of New Skynet Notes you are authorized to purchase after recalculation will be refunded, without interest, as soon as practicable after the Effective Date.

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ITEM 4. SUBSCRIPTION CERTIFICATIONS. I certify that (i) I am the holder, or the authorized signatory of the holder, of an Orion General Unsecured Claim in Orion Class 4, and (ii) I am, or such holder is, entitled to participate in the Rights Offering to the extent of my, or such holder's, Rights Participation Claim Amount indicated under Item 1 above. This certification is not an admission as to the ultimate allowed amount of such Orion General Unsecured Claim.

         Date:____________

                       Name of Holder:_______________________________________
                                             (Print or Type)

                       Social Security or Federal Tax I.D. No.:______________
                                       (Optional)

                       Signature:____________________________________________

                       Name of Person Signing:_______________________________
                                                   (If other than holder)

                       Title (if corporation, partnership or LLC):___________

                       Street Address:_______________________________________

                       City, State, Zip Code:________________________________

                       Telephone Number:_____________________________________

PLEASE NOTE: NO SUBSCRIPTION RIGHT WILL BE VALID UNLESS A PROPERLY COMPLETED AND SIGNED REVISED SUBSCRIPTION FORM AND PAYMENT OF YOUR TOTAL SUBSCRIPTION PURCHASE PRICE ARE RECEIVED BY THE DISBURSING AGENT ON OR BEFORE 4:00 P.M. (PREVAILING EASTERN TIME) ON JULY 29, 2005. Payment of an amount insufficient to cover the stated subscription or failure to specify the number of New Skynet Notes to be purchased will be treated as subscriptions to purchase the number of notes to the extent of the payment made (excluding fractional notes). Overpayments of $50.00 or more will be refunded, without interest. IF THE PLAN OF REORGANIZATION IS NOT CONFIRMED, ALL PAYMENTS IN RESPECT OF THE RIGHTS OFFERING WILL BE REFUNDED, WITHOUT INTEREST.

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